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                                                                   EXHIBIT 21.01



                        LIST OF REGISTRANT'S SUBSIDIARIES

                                                                     PERCENTAGE OWNED
       NAME                         JURISDICTION OF ORGANIZATION       BY REGISTRANT
       ----                         ----------------------------       -------------
CompReview, Inc.                           California                       100%
Retek Information Systems, Inc.            Delaware                         100%
Retek Information Systems Inc.             Canada                           100%
Retek Information Systems Ltd.             United Kingdom                   100%
Retek Information Systems Pty. Ltd.        Australia                        100%
Retek Information Systems                  France                           100%
Retek Information Systems GmbH             Germany                          100%
Risk Data Corporation                      California                       100%
Aptex Software Inc.                        California                      87.2%